Exhibit 99.1

Press Release

Pike Electric Corporation Declares Special Dividend

MOUNT AIRY, N.C. – December 4, 2012 – The Board of Directors of Pike Electric Corporation (NYSE: PIKE) today declared a special dividend of $1.00 per share payable on December 21, 2012 to all stockholders of record as of December 14, 2012.

“We reported very strong financial results in our fiscal first quarter. Our performance in the September quarter was driven by a combination of double-digit organic growth, the contribution from our most recent acquisition, and $50 million in storm-related revenue,” said Eric Pike, Chairman and Chief Executive Officer. “In anticipation of another strong performance in our fiscal second quarter, I am pleased to report the board’s decision to payout a special dividend before December 31.”

Pike will utilize the revolving credit facility to fund the dividend. The Company anticipates positive cash flows from operating activities during the fiscal third quarter will be used to repay the debt.

About Pike Electric Corporation

Pike Electric Corporation is a leading provider of energy solutions to over 300 investor-owned, municipal and co-operative utilities in the United States. Our comprehensive services include facilities planning and siting, permitting, engineering, design, installation, maintenance and repair of electric and communication infrastructure, including renewable energy projects and storm-related services. Our common stock is traded on the New York Stock Exchange under the symbol PIKE. For more information, visit us online at www.pike.com.

Forward-Looking Statements

This press release and other statements we make from time to time in the future may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may relate to our plans, objectives and future estimates. The terms “should,” “believe,” “plan,” “expect,” “anticipate,” “estimate,” “intend” and “project” and similar words or expressions are intended to identify forward-looking statements. Various risks, uncertainties and other factors could cause actual results to differ materially from those expressed in any forward-looking statements. For a more detailed list of such risks, uncertainties and other factors, please refer to the Risk Factor section of our Annual Reports on Form 10-K and in its other periodic filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

Investor Relations Contact:

(336) 719-4622

IR@pike.com

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